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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AFFINITY GAMING
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 EXPLANATORY NOTE

        This Amendment No. 1 to Schedule 14A ("Amendment No. 1") is being filed to amend Affinity Gaming's definitive proxy statement for its 2014 Annual Meeting of Stockholders ("Proxy Statement"), which was filed with the Securities and Exchange Commission on April 8, 2014, in order to modify the Proxy Statement due to the resignation of Loren D. Gill, a named executive officer of Affinity Gaming. All other items of the Proxy Statement are incorporated herein by reference without changes.

CHANGE TO PROXY STATEMENT

        The entry for Loren D. Gill under the section entitled "Executive Officers", which was originally set forth on page 21 of the Proxy Statement, is amended by adding the following sentence to the end of such entry:

        On April 3, 2014, Mr. Gill tendered his resignation as Senior Vice President and Regional General Manager—Nevada, effective June 4, 2014.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2014: This Amendment No. 1, the Proxy Statement, and a sample of the form of proxy card sent or given to stockholders by Affinity Gaming, are available at http://www.astproxyportal.com/ast/17361.

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EXPLANATORY NOTE
CHANGE TO PROXY STATEMENT